EXHIBIT 24.

                           CONSENT TO USE OF OPINION


                                    Page 13

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                                 JAMES W. NEAREN
                                 Attorney at Law



                                  July 24, 1996





Board of Directors
ICIS Management Group, Inc.
5050 N. Federal Highway
Lighthouse Pt., FL 33064

Re: July 24, 1996 Form S-3 Registration Statement

Dear Sirs,

     I hereby consent to the use of my opinion issued to you on July 24, 1996 that pertains to the Form S-3 registration statement referenced above. My opinion is not to be used, circulated, quoted or otherwise referred to in whole or in part for any other purpose, other than as set forth in this consent to the use of the same in the Registration Statement.

                                                     Very truly yours,

                                                    /s/ James W. Nearen
                                                    -------------------------
                                                    James W. Nearen



               5050 N. Federal Highway, Lighthouse Point, FL 33064